Exhibit 99.1

Qualstar announces the Q1™, an LTFS Single Drive Archive Appliance

Westlake Village, CA (USA) June 24, 2015 – Qualstar Corporation (NASDAQ: QBAK), a manufacturer of data and archive storage solutions as well as high efficiency power supplies, announces the release of Q1, a standalone LTFS archive solution for transfer and archive of data.

The Qualstar Q1 is an innovative, unique self-contained and cost effective solution for professionals who want to archive, review or restore using the LTFS file format. Feature-rich and compact, the Q1 can automatically transfer your digital data in the field to LTFS formatted LTO6 tapes for interchange with your main digital repository. This easily carried system is designed to be used on location to offload data from various sources or connected devices for consolidation and backup. Qualstar provides leading-edge technology based on industry standards that effectively offer outstanding performance at the right value point.

“We are pleased to add the Q1 to our portfolio of products, and continue to deliver world-class technology and expertise in an easy to install, turn-key appliance. Our recent product announcements demonstrate Qualstar’s dedication to revitalizing and solidifying its future,” said Steven N. Bronson, Qualstar’s Chief Executive Officer.

“The Q1 addition brings great value, as it can be used to help save time by streamlining file-based workflows in both the field and in the post production environment. Our customers will appreciate the benefits of an all-in-one, ready-to-go, high performance solution that you can take with you,” added Daniel K. Jan, Qualstar’s President.

About Qualstar Corporation

Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. Qualstar's products are known throughout the world for high quality and Simply Reliable™ designs that provide years of trouble-free service. More information is available at www.qualstar.com or by phone at 805-583-7744.

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FORWARD LOOKING STATEMENTS: This press release contains forward-looking statements relating to expectations, plans or prospects for Qualstar Corporation that are based upon the current expectations and beliefs of Qualstar's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Qualstar does not expect to, and disclaims any obligation to, publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Qualstar, however, reserves the right to update such statements or any portion thereof at any time for any reason. In particular, the following factors, among others, could cause actual or future results to differ materially from those suggested by the forward-looking statements: Qualstar's ability to successfully execute on its strategic plan and meet its long-term financial goals; Qualstar's ability to successfully implement and recognize cost savings; Qualstar's ability to develop and commercialize new products; industry and customer adoption and acceptance of Qualstar's new products; Qualstar's ability to increase sales of its products; the rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; adverse changes in market demand for Qualstar's products; increased global competition and pricing pressure on Qualstar's products; and the risks related to actions of activist shareholders, including the amount of related costs.

For further information on these and other and other cautionary statements, please refer to the risk factors discussed in Qualstar's filings with the U.S. Securities and Exchange Commission including, but not limited to, Qualstar's Annual Report on Form 10-K for the fiscal year ended June 30, 2014, the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of such Form 10-K, and any subsequently filed reports. All documents also are available without charge through the SEC's website (www.sec.gov) or from Qualstar's website (www.qualstar.com).

CONTACT INFORMATION:

Heather Mayer

heather.mayer@qualstar.com

805-416-7001